Exhibit 10.39

Execution Version

FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT, CONSENT AND JOINDER

This FIRST AMENDMENT TO NOTE AND WARRANT AGREEMENT, CONSENT AND JOINDER (this “Amendment”), dated as of January 22, 2015, is made by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“Parent”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation (“Twinlab Holdings”), ISI BRANDS INC., a Michigan corporation (“ISI Brands”), and TWINLAB CORPORATION, a Delaware corporation (“Twinlab Corporation”; together with Parent, TCC, Twinlab Holdings and ISI Brands, the “Existing Companies”; and each individually, an “Existing Company”), TCC CM SUBCO I, INC., a Delaware corporation (“Subco I”), TCC CM SUBCO II, INC., a Delaware corporation (“Subco II”; together with Subco I, the “New Companies” and each individually, a “New Company”; and together with the Existing Companies, the “Companies” and each individually, a “Company”), and PENTA MEZZANINE SBIC FUND I, L.P., a Delaware limited partnership (the “Purchaser”).

WHEREAS, the Existing Companies and the Purchaser are parties to a Note and Warrant Purchase Agreement dated as of November 13, 2014 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”); and

WHEREAS, the Existing Companies and the Purchaser are parties to a Security Agreement dated as of November 13, 2014 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”); and

WHEREAS, the Existing Companies are parties to an Initial Note dated as of November 13, 2014 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”); and

WHEREAS, each New Company and each Existing Company desires that each New Company be joined as a party to the Note Purchase Agreement and the Security Agreement and in connection therewith, amend and restate the Note to add each New Company as parties thereto;

WHEREAS, the Companies have advised the Purchaser that the Companies desire to enter into a Credit and Security Agreement, dated as of the date hereof, by and among the Companies, MidCap Financial Trust, a Delaware statutory trust, as Agent and certain financial institutions or other entities from time to time parties thereto as lenders, pursuant to which the Companies intend to enter into a new revolving credit facility (the “New Revolver Financing”), the proceeds of which shall be used to refinance the existing indebtedness (the “Existing Revolving Debt”) owing from the Existing Companies to Fifth Third Bank pursuant to that certain Credit Agreement dated as of January 7, 2008, as amended, among Fifth Third Bank and the Existing Companies;

WHEREAS, the Companies have advised the Purchaser that the Companies desire to enter into a Note and Warrant Purchase Agreement, dated as of the date hereof, by and among the Companies and JL-BBNC Mezz Utah, LLC, an Alaska limited liability company, pursuant to which the Companies intend to issue notes (the “Subordinated Financing”; the Subordinated Financing, together with the New Revolver Financing and the other transactions contemplated by this Amendment are collectively referred to herein as the “First Amendment Transactions”), the proceeds of which shall be used to pay a portion of the consideration for certain acquisitions and for working capital and general corporate purposes; and

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WHEREAS, (a) the Companies have requested that the Purchaser (i) consent to (A) the New Revolver Financing and (B) the Subordinated Financing and (ii) amend certain provisions of the Note Purchase Agreement, and (b) the Purchaser has agreed to do so subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, and subject to the terms and conditions set forth herein, each party hereto hereby agrees as follows:

1.          Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Purchase Agreement.

2.          Joinder. Each New Company hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such New Company will be deemed to be a “Company” under (i) the Note Purchase Agreement for all purposes of the Note Purchase Agreement and shall have all of the obligations of a Company thereunder as if it had executed the Note Purchase Agreement on the Effective Date and (ii) the Security Agreement for all purposes of the Security Agreement and shall have all of the obligations of a Company thereunder as if it had executed the Security Agreement on the Effective Date. The Companies hereby agree to amend and restate the Note on the First Amendment Date to add each New Company as a “Borrower” thereunder in the form attached as Exhibit A. All references in the Note Purchase Agreement, the Security Agreement and the other Transaction Documents to the term “Company”, “Companies”, “Borrower” or “Borrowers” shall be deemed to include each New Company. Without limiting the generality of the foregoing, each New Company hereby repeats and reaffirms all covenants, agreements, representations and warranties of the Companies contained in the Note Purchase Agreement, the Security Agreement and the other Transaction Documents.

3.          Consent to Transactions. Subject to the satisfaction of the conditions precedent set forth herein and in reliance on the representations, warranties and covenants of the Companies set forth herein and in the Note Purchase Agreement, the Purchaser hereby consents to (i) the New Revolver Financing, provided that such financing is consummated pursuant to the Senior Loan Documents and (ii) the Subordinated Financing, provided that such financing is consummated pursuant to the Subordinated Loan Documents (as defined in Section 4.3 below) and the liens securing the Subordinated Financing shall at all times be subject to the JL-BBNC Subordination Agreement (as defined in Section 4.3 below).

4.          Amendments to Note Purchase Agreement. Subject to the satisfaction of the conditions precedent set forth herein and in reliance on the representations, warranties and covenants of the Companies set forth herein and in the Note Purchase Agreement, each party hereto hereby agrees that the Note Purchase Agreement be, and it hereby is, amended as follows:

4.1.          Amendment to Legend. The legend appearing on the cover page of the Note Purchase Agreement is hereby amended by amending and restating such legend to read as follows:

“THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT (PENTA) DATED AS OF JANUARY 22, 2015 IN FAVOR OF MIDCAP FINANCIAL TRUST, A DELAWARE STATUTORY TRUST, ADMINISTRATIVE AGENT, WHICH SUBORDINATION AGREEMENT (PENTA) (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.”

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4.2.          Amendment and Restatement of Existing Defined Terms. Section 1 of the Note Purchase Agreement is hereby amended by amending and restating each of the following defined terms as follows:

“EBITDA” shall mean Net Income, minus extraordinary gains, interest income, non-operating income, non-cash income and income tax benefits and decreases in any change in LIFO or any other inventory reserves, plus non-cash extraordinary losses (including non-cash expenses with respect to stock option and stock based employee compensation programs), Interest Expense, income taxes, depreciation and amortization and increases in any change in LIFO reserves for such period, in each case, determined on a consolidated basis in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, with respect to the Companies and their Subsidiaries for any period, the ratio of (i) Adjusted EBITDA for such period, plus (a) cash received during such period for Equity Interests so long as such cash is used as working capital and such cash is not received more than two times in any trailing-twelve month period of determination, minus (b) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, minus (c) cash taxes paid during such period, to the extent greater than zero, and minus (d) all Junior Payments consisting of Tax Distributions, to (ii) Fixed Charges for such period.

“Senior Lender” means the holder of Permitted Senior Debt and all successors and assigns. On the First Amendment Date, the Senior Lender shall be MidCap Financial, Trust, a Delaware statutory trust.

“Subordination Agreement” shall mean, that certain Subordination Agreement, dated as of the First Amendment Date, between Purchaser and the Senior Lender as of the First Amendment Date, any other subordination or intercreditor agreement with respect to any Permitted Senior Debt which is in form and substance reasonably satisfactory to Purchaser, and all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereof, as applicable.

“Target 2 Acquisition” means consummation of the acquisition contemplated by the Amended and Restated Option Agreement between Target 2 and TCC, dated December 20, 2014, and previously provided to the Purchaser.

“Warrant” means the Initial Warrant to be issued by the Parent to the Purchaser at the Closing, the Deferred Warrant issued in connection with the Deferred Draw Note and any other Warrants issued hereunder, including without limitation the First Amendment Warrant.

4.3.          Addition of New Defined Terms. Section 1 of the Note Purchase Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

“First Amendment” means that certain First Amendment to Note and Warrant Purchase Agreement, Consent and Joinder dated as of the First Amendment Date, between the Purchaser and the Companies.

“First Amendment Date” means January 22, 2015.

“First Amendment Warrant” has the meaning set forth in Section 2.1(f).

“JL-BBNC Subordination Agreement” means the Subordination Agreement dated the First Amendment Date between the Purchaser and the Subordinated Lender and acknowledged by the Companies, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

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“Subordinated Debt” means Indebtedness pursuant to the Subordinated Loan Agreement.

“Subordinated Lender” means JL-BBNC Mezz Utah, LLC, an Alaska limited liability company.

“Subordinated Loan Agreement” means that certain Note and Warrant Purchase Agreement dated the First Amendment Date, between the Companies and the Subordinated Lender.

“Subordinated Loan Documents” means the Subordinated Loan Agreement and the other “Transaction Documents” (as defined in the Subordinated Loan Agreement).

4.4.          Amendment of Defined Terms. The definition of “Permitted Encumbrance” in Section 1 of the Note Purchase Agreement is hereby amended by (i) deleting the text “and” at the end of clause (xiv), (ii) deleting the text “.” and inserting “; and” in lieu thereof at the of clause (xv) and (iii) adding the following new clause (xvi) immediately after clause (xv):

“(xvi)      Liens securing the Subordinated Debt in accordance with the JL-BBNC Subordination Agreement.”

4.5.          Amendment to Section 2.1. Section 2.1 of the Note Purchase Agreement is hereby amended by adding the following new paragraph (f) at the end of Section 2.1:

“(f)          First Amendment Warrant. A warrant in an amount equal to 869,618 shares of common stock of the Parent will be issued to the Purchaser in connection with the execution of the First Amendment (the “First Amendment Warrant”). The First Amendment Warrant shall be substantially in the form attached to the First Amendment as Exhibit B and shall be exercisable into the Equity Interest of the Parent as provided therein.”

4.6.          Amendment to Section 6.7. Section 6.7 of the Note Purchase Agreement is hereby amended by replacing Section 6.7 in its entirety with the following:

“6.7           Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (a) the Indebtedness to Purchaser, (b) Permitted Senior Debt, (c) the Essex Debt, (d) the Little Harbor Debt, (e) Indebtedness, incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, (f) the Utah Lease, (g) the Subordinated Debt and (h) Refinancing Indebtedness with respect to any of the foregoing; provided that any Refinancing Indebtedness that (i) is a renewal or extension of Permitted Senior Debt is renewed or extended in accordance with Section 15 of the Subordination Agreement, (ii) is a refinancing of Permitted Senior Debt is on terms reasonably satisfactory to the Purchaser, (iii) is a renewal or extension of the Subordinated Debt is renewed or extended in accordance with Section 15 of the JL-BBNC Subordination Agreement and (iv) is a refinancing of the Subordinated Debt is on terms reasonably satisfactory to the Purchaser.”

4.7.          Amendment to Section 6.11. Section 6.11 of the Note Purchase Agreement is hereby amended by replacing Section 6.11 in its entirety with the following:

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“6.11         Entering Into or Modification of Certain Agreements

The Companies and their Subsidiaries shall not amend, restate, supplement or otherwise modify (or permit or consent to any amendment, restatement, supplement or modification of) the terms of (i) its articles or certificate of incorporation, bylaws, any agreement between or among any of the holders of any Company’s or any of its Subsidiaries’ Equity Interests, any other organizational document, in each case which would be materially adverse to the Purchaser and (ii) any of the Transaction Documents, the documents and/or instruments evidencing the Permitted Senior Debt (unless permitted under the Subordination Agreement), the documents and/or instruments evidencing the Little Harbor Debt (unless permitted under the Little Harbor Subordination Agreement), the Subordinated Loan Documents (unless permitted under the JL-BBNC Subordination Agreement) or any of the leases for the Premises, in each case which would result in a Material Adverse Effect.”

4.8.          Amendment to Section 6. Section 6 of the Note Purchase Agreement is hereby amended by adding the following new Section 6.17 at the end thereof:

“6.17         Payments on Subordinated Debt.

Make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment in respect of the Subordinated Debt except that the Companies may pay, as and when due and payable, Permitted Payments, as defined in and solely to the extent permitted under the JL-BBNC Subordination Agreement.”

4.9.          Amendment to Section 11.1. Section 11.1 of the Note Purchase Agreement is hereby amended by deleting the text “or shall have commenced enforcement actions with respect thereto” appearing in clause (B) of Section 11.1(b)(ii).

4.10.         Amendments to Schedules. The Schedules to the Note Purchase Agreement are hereby deleted in their entirety and replaced by the revised Schedules attached hereto, which revised Schedules shall be deemed to be incorporated into the Note Purchase Agreement as of the date hereof and each reference in the Note Purchase Agreement to any such Schedule shall be deemed to refer to such Schedule attached hereto on and after the date hereof.

5.          Representations and Warranties; No Default.

5.1.          The Companies hereby represent and warrant that after giving effect to this Amendment and the consummation of the New Revolver Financing and the Subordinated Financing on the date hereof (a) the representations and warranties of the Companies contained in Section 4.1 of the Note Purchase Agreement and the other Transaction Documents are true, correct and complete on and as of the date hereof as if made on such date (and to the extent any representations and warranties shall relate to the Effective Date or another earlier date, such representation and warranties shall be deemed to be amended to relate to the First Amendment Date), and (b) no Default or Event of Default has occurred and is continuing.

5.2.          The Purchaser hereby represents and warrants that after giving effect to this Amendment on the date hereof (a) the representations and warranties of the Purchaser contained in Section 4.2 of the Note Purchase Agreement and the other Transaction Documents are true, correct and complete on and as of the date hereof as if made on such date (and to the extent any representations and warranties shall relate to the Effective Date or another earlier date, such representation and warranties shall be deemed to be amended to relate to the First Amendment Date).

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6.          Ratification and Confirmation. The Companies hereby ratify and confirm all of the terms and provisions of the Note Purchase Agreement and the other Transaction Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.

7.          Condition to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

7.1.          The Purchaser shall have received (i) a fully executed copy of this Amendment, (ii) a fully executed First Amendment Warrant, (iii) a fully executed amended and restated Note and (iv) all other Transaction Documents, agreements, documents, instruments and other items set forth on the closing checklist attached hereto as Exhibit C, in each case in form and substance reasonably satisfactory to the Purchaser.

7.2.          The Purchaser shall have received a certificate of a duly authorized officer of each Company, certifying (i) that, the attached copies of all of the organization documents of each Company are true and complete, and in full force and effect, without amendments except as shown; (ii) that, in the case of each Company, an attached copy of resolutions authorizing the execution and delivery of the Amendment and the other Transaction Documents by such Company is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) that, in the case of each Company, the title, name and signature of each Person authorized to sign the Transaction Documents on behalf of such Company.

7.3.          The Purchaser shall have received certificates of insurance evidencing that each Existing Company is covered under the insurance policies maintained by the Existing Companies, all in compliance with the Transaction Documents.

7.4.          The Purchaser shall have received certificates, in form and substance satisfactory to it, from a duly authorized officer of each Company certifying that, on the First Amendment Date after giving effect to the First Amendment Transactions, (i) each Company is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties made by the Companies in the Transaction Documents remain true, correct and complete as of the date hereof (and with respect to any representations and warranties that relate to an earlier date, such representations and warranties shall be deemed to be amended to relate to the First Amendment Date); and (iv) each Company has complied with all agreements and conditions to be satisfied by it under the Transaction Documents.

7.5.          No litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Company, any of the Companies’ Subsidiaries or against any officers or directors of any Company (A) in connection with any of the Transaction Documents or any of the transactions contemplated thereby and which, in the Purchaser’s sole and absolute discretion, is deemed material or (B) which could have a Material Adverse Effect; and no injunction, writ, restraining order or other order of any nature materially adverse to any Company or the conduct of its business or inconsistent with the due consummation of the transactions contemplated hereby shall have been issued by any Governmental Authority.

7.6.          The Purchaser shall have received evidence satisfactory to it that the Existing Revolving Debt has been repaid in full or will be repaid in full with the proceeds of the New Revolver Financing on the First Amendment Date and all notes, financing statements and Liens associated therewith have been released or otherwise terminated.

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7.7.           (i) The Companies shall have entered into the Senior Loan Documents, in each case in form and substance reasonably satisfactory to the Purchaser, and shall have delivered copies of all such documents to the Purchaser, (ii) the Companies shall have entered into the Subordinated Loan Documents, in each case in form and substance reasonably satisfactory to the Purchaser, and shall have delivered copies of all such documents to the Purchaser and (iii) the Companies shall have received evidence of the funding of the Subordinated Debt in the form of a Fed. Reference No. on the First Amendment Date of $5,000,000 less fees, costs and expenses due and payable under the Subordinated Loan Documents.

7.8.          The Purchaser shall have received, in form and substance reasonably satisfactory to the Purchaser, a pro forma balance sheet of the Companies as of November 30, 2014, after giving effect to the First Amendment Transactions.

7.9.          Since November 13, 2014, no Material Adverse Effect shall have occurred with respect to the Companies.

7.10.         On the First Amendment Date, the Purchaser’s purchase of the First Amendment Warrant shall not be prohibited by any applicable law or governmental regulation and shall not subject it to any penalty or, in the Purchaser’s reasonable judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation. The offering, issuance, and sale of the First Amendment Warrant shall have complied with all applicable requirements of federal and state securities laws, and the Purchaser shall have received evidence of such compliance in form and substance satisfactory to the Purchaser.

7.11.         The Purchaser shall have received all fees and other amounts due and payable to the Purchaser and its counsel in connection with this Amendment, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Companies under the Note Purchase Agreement.

7.12.         The Purchaser shall have received such other documents as the Purchaser shall have reasonably requested in connection with this Amendment and the other transactions contemplated hereby, all of which shall be in form and substance reasonably satisfactory to the Purchaser.

8.          Insurance for Subco I and Subco II. Within fourteen (14) days of the First Amendment Date, the Companies shall deliver to the Purchaser certificates of insurance evidencing that Subco I and/or Subco II are covered under the insurance policies maintained by the Companies, together with endorsements, in form and substance reasonably acceptable to the Purchaser, (a) naming the Purchaser as an additional insured or lenders loss payee, as appropriate, and (x) providing for at least thirty (30) days’ prior written notice of cancellation (or fifteen (15) days’ prior written notice in the case of nonpayment of premium), all in compliance with the Transaction Documents.

9.          Miscellaneous.

9.1.          Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Note Purchase Agreement, the Security Agreement or the other Transaction Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. Each Company hereby acknowledges and agrees that nothing contained herein shall be deemed to entitle any Company to consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Transaction Documents in similar or different circumstances.

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9.2.          This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart of this Amendment.

9.3.          This Amendment shall be governed by the laws of the State of New York without giving effect to any conflict of law principles and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.4.          The Companies agree to pay all reasonable expenses, including legal fees and disbursements, incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

EXISTING COMPANIES

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CONSOLIDATION CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

ISI BRANDS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – First Amendment to Note and Warrant Purchase Agreement, Consent and Joinder]

NEW COMPANIES

TCC CM SUBCO I, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TCC CM SUBCO II, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – First Amendment to Note and Warrant Purchase Agreement, Consent and Joinder]

PURCHASER:

PENTA MEZZANINE SBIC FUND I, L.P.

By:	Penta Mezzanine SBIC Fund I GP, LLC, its General Partner

By:	/s/ Richard E. Mount
Name:	Richard E. Mount
Title:	Authorized Member

[Signature Page – First Amendment to Note and Warrant Purchase Agreement, Consent and Joinder]